Exhibit 10.3
CONFIDENTIAL

April 14, 2023

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

Attention:     Arthur F. Ryan, Chair of the Corporate Governance and Compliance Committee, Member of the Board of Directors and Presiding Director Christine A. Poon, Chair of the Compensation Committee of the Board of Directors Joseph J. LaRosa, Executive Vice President, General Counsel and Secretary

Re:     Waiver and Consent

Reference is hereby made to the Amended and Restated Employment Agreement, dated as of November 14, 2008 (the “Agreement”), between Regeneron Pharmaceuticals, Inc. (the “Company”) and Leonard S. Schleifer, M.D., Ph.D. (the “Executive”). Pursuant to Sections 1(a) and 6(c)(ii) of the Agreement, the Company shall, during the Executive’s Employment Term (as defined in the Agreement) recommend and propose the Executive as Chairman of the Board of Directors of the Company (the “Board”) if the Chairman of the Board as of the date of the Agreement at any time ceases to serve as such; and the failure to elect the Executive as Chairman of the Board if the current Chairman of the Board ceases to serve as such would constitute a “Good Reason” for the Executive’s resignation from employment with the Company.

On the date hereof, P. Roy Vagelos, M.D., the current Chairman of the Board (the “Current Chairman”), has notified the Company of his decision not to stand for re-election as a member of the Board when his current term expires and to retire as Chairman effective as of the conclusion of the 2023 annual meeting of shareholders of the Company. Effective upon the expiration of the Current Chairman’s term, the Board plans to elect the Executive and George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer of the Company, as Co-Chairs of the Board.

The undersigned Executive hereby irrevocably waives any rights he may have under the Agreement (or any equity award agreement in which such definition is utilized) to assert the existence of “Good Reason” under the Agreement (or any such equity award agreement) as a result of the election of George D. Yancopoulos, M.D., Ph.D. as Co-Chair of the Board. Except as modified pursuant to this Waiver and Consent, the Agreement shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Executive has executed this Waiver and Consent as of the date first above written:

EXECUTIVE:

/s/ Leonard S. Schleifer
Leonard S. Schleifer, M.D., Ph.D.

AGREED AND ACKNOWLEDGED as of the date first above written:

COMPANY:

By: /s/ Christine A. Poon
Name:     Christine A. Poon
Title:     Chair of the Compensation Committee of the Board of Directors

[Signature Page to Waiver and Consent]